EXHIBIT 10.4


              AMENDED AND RESTATED (SECOND) STOCK OPTION AGREEMENT

         THIS AMENDED AND RESTATED STOCK (SECOND) OPTION AGREEMENT is entered into and effective this 11th day of July, 1999, by and between Joel A. Ronning (the "Optionor") and MacUSA, Inc., a Minnesota corporation (the "Optionee").

                                    RECITALS

A. On December 28, 1995, the Optionor gave the Optionee the right and option (the "Option") to purchase from the Optionor certain shares of the Common Stock, $.01 par value (the "Common Stock") of Digital River, Inc., then a Minnesota corporation and subsequently reincorporated as a Delaware Corporation (the "Company") owned by the Optionor.

B. On December 8, 1998, the parties clarified that the Option may be exercised in whole or in part by entering into an Amended and Restated Stock Option Agreement (the "First Restatement").

C. Subsequent to the date of the First Restatement, the Optionee exercised the Option as to a portion of the Common Stock.

D. The Optionor is a party, together with the Company and Fujitsu Limited, a corporation organized under the laws of Japan ("Fujitsu"), to a Stock Purchase Agreement dated August 30, 1994 (the "Purchase Agreement"), whereby Fujitsu purchased approximately 40% of the outstanding Common Stock, and to the related Investors' Rights Agreement, Voting Agreement, Memorandum of Understanding, Personal Guaranty and Stock Pledge Agreement, and certain other agreements ancillary or relating to the Purchase Agreement (collectively, the "Related Agreements").

E. The terms and conditions of this Agreement, including the grant and/or exercise of the Option granted hereby, are intended by the Optionor to be subject to any and all restrictions on the rights of the Optionor with respect to the Common Stock owned by the Optionor contained in any of the Related Agreements.

                                    AGREEMENT

In consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto hereby agree that the Option is hereby amended and restated to read in full as follows:

         1. GRANT OF OPTION. The Optionor hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase Three Million (3,000,000) shares of the Common Stock (the "Option Shares"), from the Optionor according to the terms and subject to the conditions hereinafter set forth.

         2. OPTION EXERCISE PRICE. The aggregate price to be paid by Optionee for all of the Option Shares in the event of an exercise of the Option shall be $.93.


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         3. DURATION OF OPTION AND TIME OF EXERCISE. The Option shall become exercisable with respect to the Option Shares on or after the date hereof and shall expire on and no longer be exercisable after 5:00 p.m., Minneapolis, Minnesota time, on December 31, 2000 (the "Option Term"). This Option shall not be exercisable, unless and until the Optionor and Optionee have negotiated and executed a stock purchase agreement relating to the purchase of the Option Shares of the Optionee pursuant to the exercise of this Option containing such representations and warranties of the parties as are characteristic of similar stock purchase transactions.

         4. VOTING OF OPTION SHARES. During the Option Term, the Optionor shall seek the advice and consultation of the Board of Directors of the Optionee before voting the Option Shares in any and all Company actions to be taken by the holders of Common Stock. Subject to the restrictions imposed on shareholders of the Company pursuant to the Related Agreements, Optionor will vote the Option Shares as directed by the Board of Directors of Optionee.

         5. COMPLIANCE WITH RELATED AGREEMENTS. It is expressly agreed by the parties hereto that the terms of this Agreement, including without limitation the transfer of the Option Shares pursuant to exercise of the Option granted hereunder, are in all respects subject to the terms and conditions contained in the Related Agreements, and that any provision of this Agreement of action taken hereunder that violates any term or condition of the Related Agreements will be void.

         6. INDEMNIFICATION FOR TAX LIABILITY. As additional consideration for the Option Shares, Optionee hereby agrees to reimburse Optionor with respect to any tax liability of Optionor associated with the transfer to Optionee of the Option shares. For purposes of this provision, Optionor's tax liability includes all federal, state and local taxes due as a result of the transfer, together with any penalties and interest associated therewith. In addition, Optionee will reimburse Optionor for the tax liability associated with the reimbursement payment pursuant to this Section so that, on an after-tax basis, Optionor has been fully reimbursed for any tax liability associated with the transfer of the Option Shares to the Optionee.

         7. MANNER OF OPTION EXERCISE.

            a. NOTE. The Option may be exercised by the Optionee in whole or in part, subject to the conditions contained herein, by delivery, in person or by registered mail, of written notice of exercise to the Optionor at the Optionee's principal executive office, such notice to identify this Option and to be accompanied by payment of purchase price for the shares purchased (which, in the event this Option is being exercised in part, shall be the pro rata portion of the aggregate exercise price for the number of shares being exercised), and the Optionor shall deliver to the Optionee a certificate representing the shares purchased. As soon as practicable after such notice and payment are received, the Optionee shall be recorded on the books of the Company as the owner of the Option Shares purchased, and the Optionor shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

            b. CASH. At the time of exercise of this Option, the Optionee shall pay the exercise price of the Option Shares in cash.


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            c. CASHLESS. At the time of exercise of this Option, the Optionee shall surrender the right to acquire pursuant to the Option that number of Shares where the difference between (i) the market price of the Shares purchasable pursuant to that portion of the Option surrendered and (ii) the exercise price of that portion of the Option surrendered shall equal the exercise price of that portion of the Option exercised.

         8. NONTRANSFERABILITY. This Option shall not be (i) transferable by the Optionee, either voluntarily or involuntarily, or (ii) subject to any lien, directly or indirectly, by operation of law or otherwise. Any attempt to transfer this Option shall void this Option.

         9. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         10. GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated (Second) Stock Option Agreement effective the day and year first above written.

                                       OPTIONOR:

                                          /s/Joel A. Ronning
                                       -----------------------------------------
                                       Joel A. Ronning


                                       OPTIONEE:

                                       MacUSA, INC.
                                               /s/Charles E. Reese Jr.
                                       By:  ------------------------------------
                                            Its: President


                        NOTICE AND ACCEPTANCE OF EXERCISE

                                  JULY 11, 1999

         Optionee hereby elects to exercise this Option as to 2,999,999 Option Shares (the "Exercised Shares") on a cashless basis, as described above, and hereby surrenders its right, pursuant to this Option, to acquire 1 Option Share (the "Surrendered Shares) in payment of the Option Exercise Price.

         Optionor hereby accepts such exercise and the surrender of Optionee's right to acquire 1 Option Share as payment of the Option Exercise Price. Optionor agrees to deliver the certificate(s) representing the Option Shares to Optionee, together with necessary stock powers, for transfer of the Exercised Shares to Optionee and return to the Optionor of the Surrendered Shares.


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         Optionee and Optionor agree that the market price of the Shares purchasable pursuant to that portion of the Option surrendered less the exercise price of that portion of the Option surrendered exceeds the exercise price of that portion of the Option exercised.

                                       OPTIONOR:

                                          /s/Joel A. Ronning
                                       -----------------------------------------
                                       Joel A. Ronning


                                       OPTIONEE:

                                       MacUSA, INC.
                                               /s/Charles E. Reese Jr.
                                       By:  ------------------------------------
                                            Its: President


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